UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 14, 2017, the Compensation Committee of the Analogic Corporation Board of Directors approved amendments to the Analogic Corporation Severance Plan for Management Employees (the “Severance Plan”) applicable to certain of our executive employees, including our executive officers.

Upon a Qualifying Termination, and subject to the execution and non-revocation of a severance agreement including a release of all legal claims against the Company, our executive officers are eligible to receive the following severance benefits: (a) base salary continuation during the Severance Period; (b) healthcare benefits continuation during the Severance Period, subject to the executive’s continued payment of contributions required of active employees; and (c) outplacement services provided through a Company-approved plan and provider, for a period not to exceed one year.

For the purposes of the Severance Plan, a Qualifying Termination means the involuntary termination of the executive’s employment initiated by the Company. A Qualifying Termination does not include (a) a termination for cause; (b) the executive’s voluntary resignation, retirement or death; (c) if the Company or its affiliate has offered the executive a comparable replacement position; (d) if, following the sale, outsourcing, or other disposition of any portion of the Company, the successor organization has offered the executive a comparable replacement position; (e) the executive’s failure to return to work within the time required following an approved leave of absence; (f) a change in employment that results from a natural disaster, unforeseeable governmental action, act of war, or other similar unanticipated business disaster; (g) a voluntary transfer of employment between the Company and any affiliate; or (h) the executive’s failure to improve his or her work performance to an acceptable level after previously being warned in writing by the Company.

Four our executive officers, Severance Period means the longer of (i) two weeks for each year of complete service; or (ii) 26 weeks; plus, in either case, four weeks for those executive officers who are at least 40 years of age. The Severance Period will not be longer than 52 weeks.

Executives who have previously entered into an employment agreement that contains a provision for the payment (or nonpayment) of severance benefits or similar payments upon termination of employment are not eligible to receive severance benefits under the Severance Plan.

The Severance Plan does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Analogic Corporation Severance Plan For Management Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 20, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary